Exhibit 10(n)

The Buckeye Union Insurance Company
Continental
Home Office: 1111 East Broad Street
Insurance
Columbus, Ohio 43205
Administrative Office: 180 Maiden Lane         GROUP EXCESS LIABILITY
POLICY
New York, New York 10038                                DECLARATIONS
(212) 440-3400
                                                    Policy
                                               Number GPE002253
     Policy  Buckeye Union Insurance Company
  Issued by  180 Maiden Lane
             New York, New York 10038
 Producer's  Johnson & Higgins of California
       Name  2029 Century Park East
and Address  Los Angeles, CA 90067
             Senior Vice Presidents, Division Benefit Managers and
      Corporate Named Officers, All Other Vice Presidents and Designated Retirees of
    Insured  Northrop Grumman Corporation and as per Endorsement No. 1a &
             No. 1b.
 Sponsoring  Northrop Grumman Corporation
Organizatio  1840 Century Park East
      n and  Los Angeles, CA 90067
    Address
     Policy  From  November 1, 1995 to November 1, 1996
     Period            Month    Day  Year      Month   Day  Year
             12:01 a.m. Standard Time at the Address of the Sponsoring
             Organization as stated herein
   Limit of  $ See End. 1a & 1b       Each Occurrence
  Liability
   Retained  $ 500.00            Each Occurrence
     Limits
The Named Insured agrees to maintain during the term of the policy at least the following underlying coverages and minimum required underlying
limits for:    Automobile Liability (Cars or Recreational Vehicles) and
Comprehensive
Personal Liability. If exposure exists, the Named Insured further agrees to maintain at least the following underlying coverages and minimum Required Underlying Limits for Watercraft and Employers Liability.
               Exposures        Coverages       Minimum Required U / L
Limit
             Automobile)      Bodily Injury    $250,000 Per Person,
$500,000
                                                       Per Occurrence
             (Cars and       Property Damage       $50,000 Per Occurrence
             Recreational         - or-           $300,000 Per Occurrence
             Vehicles        Combined Single        ($325,000 in Texas)
             except               Limit
             snowmobiles
             Homeowners      Combined Single
                             Limit (Required      $100,000 Per Occurrence
             Personal       for all property
             Liability      owned or rented)
Schedule of  Watercraft          Bodily
     Required                    Injury/Property      $100,000 Per
                              Occurrence
Underlying   Liability          Damage or
  Limits                     Combined Single
                                  Limit
             Employers      Combined Single       $100,000 Per Occurrence
             Liability      Liability
             Snowmobile       Bodily Injury        $100,000 Per Person or
                                                  $300,000 Per Occurrence
                             Property Damage       $25,000 Per Occurrence
                                   or
             Liability       Combined Single      $300,000 Per Occurrence
                                  Limit
             UM/UIM (only     Bodily Injury    $250,000 Per Person,
$500,000
             when)                                     Per Occurrence
             coverage is     Property Damage       $50,000 Per Occurrence
             provided
             under this           -or-            $300,000 Per Occurrence
             policy          Combined Single        ($325,000 in Texas)
                                  Limit
    Premium  $ See End. No. Rate per
             2              Participant
             $ 108,975.00   Advance Premium Payable at
                            inception
Endorsement  Forming a  part of this policy at inception       Endorsement
          s  No. 1 - 5

Dated at New York, New York           THE BUCKEYE UNION INSURANCE COMPANY
this 7th day of December,
1995
                                          Countersigned
                            by_________________________
                                                    Authorized
Representative


CES 12448 (6/92)                Original

                         GROUP EXCESS LIABILITY

INTRODUCTION

Various provisions in this policy restrict coverage. Read the entire policy carefully to determine rights, duties and what is and is not covered.


Throughout this policy the words "you" and "your" refer to the "Named Insured" shown in the declarations. "Named Insured" means the person shown as the Named insured in the Policy Declarations and that person's spouse, if he or she lives in the same household.


Wherever used in this policy, "We," "us" and "our" refer to the company providing this insurance.


INSURING AGREEMENT


If the Sponsoring Organization pays the premium, and you and the Sponsoring Organization comply with policy terms, we agree with you as follows


We will pay all sums, more fully defined by the term net loss, that the Insured becomes legally obligated to pay for Personal Injury or Property Damage in excess of the Required Underlying Limit or in excess of the Retained Limited, if applicable


This insurance applies to Personal Injury and Property Damage only if:


a. The Personal Injury or Property Damage is caused by an occurrence that takes place in the policy territory; and

b. The Personal Injury or Property Damage occurs during the policy period.

WHAT WE DO NOT COVER

We do not provide coverage for:

1. Personal Injury or Property Damage caused intentionally by any person. This does not apply to:
          (a) any act by an Insured while trying to prevent or eliminate danger In the use of Cars or watercraft; or
       (b)  while trying to protect persons or property;

2.Personal Injury or Property Damage arising out of the ownership, maintenance or use of any aircraft or hovercraft Aircraft does not include  model airplanes of the hobby type which Co not carry  people  or cargo.
3.Personal  Injury  or Property Damage arising out of any  watercraft your own, rent or use, or is in your care custody or control If It is:
               (a) powered by an inboard or inboard/outboard motor of more than 50 horsepower;
               (b) a sailing vessel'. (with or without auxiliary power) 26 feet or more in overall length;
                (c) powered by any outboard motor(s), singly or in combination, of more than 25 total horsepower.
                                  Page 1 of 9
   CES 12469 (04/93)
       This restriction does not apply to such watercraft if they are covered by required underlying liability insurance.
       We will not pay for or defend any claims that are, or should be, covered under any kind of maritime statutes.

4.Personal Injury or Property Damage arising out of the use of any car or watercraft in any prearranged or organized race, speed contest, other competition or practice. However, this exclusion does not apply to sailboats.

5.Personal Injury or Property Damage resulting from any act or failure to act by any Insured as a director or officer of any organization. This does not apply to such positions in a non-profit organization from which the Insured does not receive pay.

6.Personal  Injury or Property Damage for providing or failing  to provide professional services by:
          (a) the Insured or;
          (b) any Person for whom the Insured is legally responsible.

7.Personal Injury or Property Damage resulting from business activity or business property This exclusion does not apply to:

     (a)housing property you rent out or are holding for rental for use as a place to live. But such property must be covered by required underlying limits. By "housing property", we mean 1,2,3, or 4 family houses, and any smaller detached structures on the property such as a garage or storage shed, the grounds, and private roads on the property. Housing property also includes that part of any other dwelling that you are occupying as your residence. Those parts of any housing property that you're renting out or holding for rental as a place to live are not considered business property unless more than two roomers or boarders per family are living there. Parts of housing property that you rent out or hold for rental for use as private garages are not considered business property.
     (b)activities which are described in an endorsement attached to this policy;
     (c)the use of any Private Passenger Car provided it is not used to carry persons or property for a fee. This exclusion does not apply to a share-the-expense ride.

8.Personal Injury or Property Damage covered by a nuclear energy liability policy or that would have been covered by any such policy if its limit had not been exceeded.

9.Personal Injury arising out of the transmission of, or threat of transmission of, a communicable sickness or disease by an Insured.

10.     Bodily Injury to any person eligible to receive any benefits under
any   workers  compensation,  non-occupational  disability,  unemployment compensation, or similar law
11.  Property Damage to:
     (a) property owned by an Insured.
     (b) any other property which is rented to, used by, occupied by, or in the care, custody, or control of an insured. However, this only applies to the extent that the Insured has agreed in writing to provide insurance for this property.

12. The owner or lessee of a Car or watercraft loaned to or hired by you.

13. Sums which an Insured is entitled to recover from the owner or operator of an "uninsured motor vehicle."

                               Page 2 of 9

CES 12469 {04/93)
DEFENSE OF SUITS NOT COVERED BY OTHER INSURANCE

DEFENSE

  We  will defend any suit for damages which is not covered by the types
  of policies  described  in  the  Schedule  of  Underlying  Limits   of
  the Declarations or anyother available insurance. This applies only if the basis of the suit is covered bythis policy. We will settle or defend any claim or suit as we fee I appropriate. Our duty to settle or defend ends when our limit of liability has been exhausted.

 The Insured must reimburse us for any amount within the Retained Limit

If the law does not permit us to comply with this agreement. we will pay any expense that is incurred with our consent.

SUPPLEMENTARY PAYMENTS

In  addition  to  our limit of liability, we will pay  on  behalf  of  an
  Insured:
  1.The  cost  of  bail  bonds  required because  of  an  occurrence.
     This includes related traffic law violations, resulting in Bodily Injury or Property Damage covered under this policy.
  2.   All costs taxed against an Insured.
3.Premiums  on appeal bonds and bonds to release attachments in any  suit we defend.
  4.Interest  accruing after a judgment is entered in any suit  we  defend.
     Our duty to pay interest ends when we offer to pay that part of the judgment which does not exceed our limit of liability for this coverage.
5.Other  reasonable expenses incurred at our request. This  does  include loss of earnings up to $100 per day or a maximum of $5,000.
The amounts we pay for defense, and the other supplementary payments described above, will not reduce the limits of insurance.

LIMITS OF LIABILITY

The limit of liability shown in the Declarations is the amount you have selected and is the maximum amount that we will pay for all damages for Personal Injury and Property Damage from any one occurrence. This amount. is the most we will pay and will not be added to in any way, multiplied by any factor, or otherwise increased for any reason, regardless of the number of:

      Insureds
      Claims Made
    premiums charged or premiums shown, either separately or collectively, in the Declarations, or in any other document attached to or made part of your policy cars or watercraft owned or involved in the occurrence.
We will be liable only for the Net Loss resulting from any one occurrence:
  1.   in excess of your Required Underlying Limit or
  2. if applicable, in excess of your Retained Limit or 3.in excess of valid and collectible insurance, or a $35,000 Retained
     Limit, whichever is greater, if the occurrence arises from the use of a car or motorcycle which is hired by you or loaned to you for a period of thirty (30) days or less. Any car or motorcycle hired by you or loaned to you for a period of more than thirty (30) days shall be subject to the required underlying limit for Automobile Liability on the Policy Declarations.

                               Page 3 of 9

CES 12469 (04/93)
  4.in  excess  of  valid and collectible insurance or a  $35,000  Retained
     Limit, whichever is greater, if the occurrence arises from the use of a watercraft which is hired by you or loaned to you for a period of thirty (30) days or less. Any watercraft hired by you or loaned to you for a period of more than thirty (30) days shall be subject to the Required Underlying Limit for watercraft liability on the Policy Declarations.

GENERAL CONDITIONS

DUTIES AFTER AN OCCURRENCE
  As soon after an injury or occurrence takes place that is likely to involve coverage under this policy, we must be notified promptly. You or the Sponsoring Organization should tell us how, when and where the occurrence happened. You or the Sponsoring Organization should also include the names and address of any injured persons and of any witnesses.
  A person seeking any coverage must:
  1. Cooperate with the underlying insurers, as required by their policies and with us in the investigation, settlement or defense of any claim or suit.
  2. Promptly tell us if a claim is made or a suit is brought. That person must also send to us or the underlying insurer copies of any notices of legal papers received concerning the occurrence.
  3. Attend hearings and trials
  4. Help in securing and giving evidence
  5. Help in having witness attend.
  6. At our request enforce any right of contribution or indemnity against any person or organization who may be liable to the Insured, because of a loss covered under this policy

APPEALS

  If the Insured or any underlying insurer elects not to appeal a judgment which exceeds the underlying or Retained Limit, we may elect to do so. We shall be responsible for all costs, taxes, expenses and interests on judgments incidental to the appeal.

WHEN LOSS PAYABLE

The Insured may make claim for payment after the Net Loss has been determined in excess of:
  1. the Required Underlying Limit or
  2. the Retained Limit, i-' applicable.
This will be determined after a trial or by written agreement of the Insured, the claimant and us.

LEGAL ACTION AGAINST US

  No legal action may be brought against us:
1. until there has been full compliance with all the terms of this policy;
  2. until:
  (a) we agree in writing that the Insured has an obligation to pay,and
  (b) the amount of that obligation has been determined by judgment after trail or written agreement as required in the previous condition.
No person or organization has any right under this policy to bring us into any action to determine the liability of an Insured No Insured can bring us into an action against another party.

                             Page of 4 of 9

CES 1 (04/93) (04/93)
OTHER INSURANCE

  Our coverage is excess over any other insurance. This applies whether the other insurance is primary, contributing, excess or contingent If the other insurance provides coverage only in excess of a stated amount of liability for each occurrence, we shall pay that part of the Net Loss covered by this policy. In such cases we will pay only our share. Our share is the proportion that our limit of liability bears to the total of all limits of all other excess indemnity policies applicable to the loss.

OUR RIGHT TO RECOVER PAYMENT

1.If we make a payment under this policy, we will share recovery rights with the Insured and any underlying insurer. If the person to or for whom payment was made has a right to recover damages from another we shall be subrogated to that right. That person shall:
  (a) do whatever is necessary to enable us to exercise our rights and
  (b) shall do nothing after loss to prejudice them.
2.if we make a payment under this policy and the person to or for whom payment is made recovers damages from another, that person shall hold in trust for us the proceeds of the recovery. That person shall reimburse us to the extent of our payment.
3.   Recoveries shall be applied
(a) first to reimburse any party (inc!uding the Insured) that may have been paid any amount in excess of our limit of liability;
  (b) then to reimburse us up to the amount paid;
(c) last, to reimburse any interests (including the Insured) that may have paid any amount either under underlying policies or otherwise.
A different sharing may be made by a written agreement signed by all interested parties Any expenses incurred in makings recoveries shall be shared by interested parties in the ratio of their respective losses.

CHANGES

  This policy contains all the agreements between you and us. Its terms may not be changed or waived except by endorsement issued by us. If a change requires a premium adjustment. we will adjust the premium as of the effective date of change.

TRANSFER OF YOUR INTEREST IN THIS POLICY

  Your rights and duties under this policy except as provided for the Sponsoring Organization in this policy may no. be assigned without our written consent. However, if a Named Insured shown in the Policy Declarations dies, coverage will be provided until the end of the policy period for:
  1. the surviving spouse if resident in she same household at the time of death; or
  2. the legal representative of the deceased Insured as if a Named insured shown in the Policy Declarations.

IF YOU GO BANKRUPT

Bankruptcy  or insolvency of any Insured does not relieve us  of  any  of our obligations under this policy.
KEEPING REQUIRED UNDERLYING INSURANCE IN FORCE
If you fail to keep Required Underlying policies in force for the full amount of the Required Underlying Limits, we will not provide coverage unless and until the amount of all claims resulting from 2 single occurrence exceed the Required
                               Page 5 of 9
CES 12469 (04/93)
     Underlying  Limits. If any underlying policy  has  an
     aggregate limit which is not reinstated after a
     loss, you   must  try,  within  reason,  to  have
     coverage reinstated promptly.

FALSE INFORMATION

     If  you or someone on your behalf has given us
     false information:
     1. in he application, or
     2.   in   any   other  notice  regarding
underlying
     insurance, we may refuse to make payments under this policy.

PREMIUM

     The Sponsoring Organization is responsible for the payment of all premiums to us. ALL return
     Premiums, if any, will be sent to the Sponsoring
     Organization.

NOTICE OF CANCELLATION OR COVERAGE TERMINATION

     Cancellation:

       (a) The Sponsoring Organization may cancel the coverage afforded by this policy at any time. To do so, the Sponsoring Organization must notify us in advance of the date cancellation is to take place and return this policy to us.
       (b) We may cancel this policy at any time by giving the Sponsoring Organization at the address shown on the Policy Declarations written notice:
          1.  at  least  10 days in advance  of  the
          date
       cancellation is to take effect, if cancellation is for non-payment of premium, or
          2 at least 45 days in advance of the date cancellation is to take effect for any reason other than non-payment of premium.
       (c)  We  may  deliver  any notice  of
       cancellation instead of mailing it. Proof of mailing any notice shall be sufficient proof of notice.
       (d)  If  the  policy is cancelled a return
       premium may be due. This refund will be promptly forwarded to the Sponsoring Organization. No refunds will be made by us to individual Named
       Insureds. Should the policy be cancelled at the request of the Sponsoring Organization, the amount to be refunded will be computed at 90% of pro-rata. If we cancel the policy, the return premium will be computed pro-rata
       However, making or offering to make the refund is not a condition of cancellation.

TERMINATION:

     Should an individual for ANY reason no longer
     qualify as   a   Named  Insured  as  defined  in
     the  Policy Declarations  or  other, provisions of
     this  policy, coverage will cease thirty (30) days
     from the date of such   termination  or  the
     policy   expiration
     or
     cancellation date whichever comes first. Again, no refunds will be made by us to individual
     Named Insureds.

DEFINITIONS

Bodily Injury means bodily injury, sickness or disease sustained by a person, including death resulting from any of these at any time.
Business Activity means any full or part time gainful employment, trade, profession, or occupation, other than farming as defined in the policy. Business activity does not mean part time jobs of Insureds who are students under the age of 23 or activities which are ordinarily incident to non-business pursuits

                       Page 6 of 9
CES 12469 {04/93)
Business property means property on which a business is conducted and property, or any part of it, rented to others or held for rental.

Car  means  a  land motor vehicle designed for  travel
on public  roads  or  subject to motor vehicle
registration, including   trailers,  or  semi-trailers,
farm  tractors, trailers and implements.

Private Passenger Car means a private passenger, station wagon or jeep type auto or motorcycle.

Your Car means any car or motorcycle owned or hired by you, or loaned to you.

Farming means agricultural operations or the raising of animals which produced $2,500 or less in gross annual revenues.

Insured means:
 1. You or any relative;
 2. a Any person:
     (1) using your car or watercraft, or
     (2) having custody of any of your animals.
     b. Such person must
     (1) have your permission for such use or custody, and (2) limit the use or custody as you may require.
3. Any other person or organization. Coverage is only for the legal responsibility for acts or omissions of those persons for whom coverage is afforded above.

Named Insured(s) means individuals who are members of the group as defined in the Policy Declarations.

Net Loss means the sum actually paid or payable due to a claim for which the Insured is liable either by a settlement we agreed to or a final judgment.
Such sums will include proper adjustment for recoveries and salvage.

Occurrence means:
     1. an accident or
     2.   the   continuous   or   repeated   exposure
to
     substantially the same conditions
          neither  expected nor intended  by  the
     insured except to protect persons or
         property.

Occupying means in, upon, getting in, on, out or off.

Personal Injury means:
1.  bodily  injury, shock, mental anguish, mental
injury, sickness or disease, including
    death resulting therefrom;
2.   injury   because  of  false  arrest,   detention
or
imprisonment, malicious prosecution,
     wrongful entry or eviction, humiliation, liable, slander, defamation of character or invasion of privacy.

Policy Period means the time the policy is in effect

Policy Territory means anywhere in the world.

Property Damage means physical injury to or destruction of tangible property. This includes loss of use of such property.

Recreational Vehicle means a motorized land vehicle that: 1. is designed for recreational use of public roads; and 2. is not subject to motor vehicle registration.

This includes all terrain vehicles, antique vehicles, classes or special interest vehicles, dune buggies, motor homes, replica vehicles, snowmobiles, motorscooters, trail bikes, mopeds, motorized bikes, mini-bikes and pedacycles. A golf cart is a recreational
                       Page 7 of 9

CES 12469 (04/93)
vehicle; except that for the purposes of underlying insurance, the required underlying limit for golf carts is equivalent to the required underlying limit for Homeowners Personal Liability in the Policy
Declarations.

Relative means a person related to you by blood, marriage or adoption who is a resident of your household. This includes a ward or foster child. or other person under the age of 21 who is in your care.

Required Underlying Limit means the minimum limits you are required to maintain in force for the types of insurance and exposures described in the Schedule of Required Underlying Limits in the Policy
Declarations.

Retained  Limit  means  the amount stated  in  the
Policy Declarations, if underlying insurance does not
cover  the occurrence,   or   an   amount   applying
to    specific
circumstances outlined in Items 3 and 4 of the Limits of Liability section of the policy.

Sponsoring  Organization means the  company,
corporation, association,  partnership  or  sole
proprietorship  which sponsors and defines the criteria
for qualification  as  a Named  Insured  For  the
purpose  of  this  policy,   the Sponsoring
Organization shall be the agent of  the  Named
Insured.
Uninsured motor vehicle means a car or motorcycle:
 1) For which no liability bond or policy applies at the time of the occurrence;

     2)    That  is  an  underinsured  motor  vehicle.
An
     underinsured motor vehicle is a car or motorcycle
     for which  a  bodily  injury  liability  bond  or
     policy applies  at the time of an occurrence but
     the  amount paid  under that bond or policy to an
     Insured is  not enough  to pay the full amount the
     Insured is legally entitled  to  recover  as
     damages  caused   by
     the
     occurrence.

     3) For which an insuring or bonding company denies
     coverage or is or becomes insolvent; or

     4) That is a hit-and-run vehicle and neither the
     driver nor owner can be identified. The vehicle must:

               (a)  hit you or any relative, your car or
          a vehicle you or any relative are occupying;
          or (b)     cause an occurrence resulting in
          bodily
       injury -c you or any relative without hitting you, any relative, your car or a vehicle you or any relative are occupying.

If  there  is  no  physical contact with  the  hit-and-
run vehicle,  the facts of the occurrence must be
proved.  We will  accept  only  competent  evidence
other  than    the
testimony of a person making claims under this or any similar coverage.

However, uninsured motor vehicle does not include any vehicle:

a. Owned or operated by a self-insurer under any
     applicable motor vehicle law except a self-insurer who is or becomes insolvent and cannot provide the amounts required by that motor vehicle law;
b.   Owned by a governmental unit or agency;
c. Designed for use mainly off public roads while not on public roads; or
d. Owned by or furnished or available for the regular use of you or any relative.

                       Page 8 of 9

CES 12469 (04/93)
      In  Witness  Whereof, we have caused this policy
to  be executed  and  attested, and, if required by state
law,  this policy  shall  not  be  valid  unless
countersigned  by   our authorized representative





     Secretary


Chairman


                          Page 9 of 9



CES 12469 (04/93)


Abelson, Rose Mary                   Garone, Joseph C.
Amato, Carl                          Gifford, James R.
Anderson, Terry J.                   Gilmartin, George F.
Apodaca, Louis                       Gingery, David W.
Arlotta, Frederick R.                Glennan III, Thomas
K.
Armen Jr., Harry                     Gobler, John F.
Armijo, Deborah                      Goldberg, Robert M.
Armstrong, Carter M.                 Goode, Richard D.
Attridge, Kent T.                    Goodyear, William G.
Auffrey, Lawrence A.                 Gordan, Barry
Babb, Steven C.                      Granata, Arthur J.
Babich, Nicholas G.                  Graves Jr., Harry
M.
Ball, John J.                        Gregor, Richard J.
Battaglia, Richard S.                Grieves, Richard
W.
Battaglia, Vincent J.                Griothe, Robert N.
Beach, Melody J.                     Guma Jr., Anthony
C.
Beard, David C.                      Gunter, Richard R.
Belfils, Kurt E.                     Haas, Dr. Gerald
N.
Belmont, John                        Halloran, Edward
G.
Bernard, Thomas W.                   Harmon, Gordon V.
Bercier, Russell J.                  Harris, Herbert
F.
Bernardo, Dom M.                     Head, Barry
Blancett, David A.                   Hernandez, Christopher
M.
Blyseth, Martin C.                   Higgins, Robert F.
Boudreaux III, Numa                  Hines, Michael L.
Bowman, Larry L.                     Hoppe, David R.
Broto, Robert M.                     Horn, Leroy F.
Brown, Howard Lowell                 Horner, Lawrence E.
Buck, Lawrence A.                    Howell, Eric B.
Bughman, Edward G.                   Hunt, Brian L.
Burton, Dale E.                      Janiesch, Henry
Busch, Carl J.                       Jordan, Gregory W.
Byrne, James E.                      Katz, Michael P.
Cagnazzi, Joseph M.                  Kazan, Elliot C.
Christensen, Mark J.                 Keller Jr., Robert
D.
Ciminera, Michael V.                 Kent Jr., J. Gaston
Cockroft, Daniel S.                  Kozak, Michael J.
Consdorf, Jeffrey                    Kwong, Stanley W.
Cool, Christopher B.                 Landers, Thomas E.
Costello, Joseph O.                  Lange, Richard A.
Craven Jr., Robert J.                Langietti, Ronald
J.
Dasal, Ramon P.                      Lapins, Maris
Davis, Robert C.                     Lawrence, Gerard M.
Davis, Thomas C.                     Leahy, Michael V.
Di Marzo, Pasquale                   Lennon, Michael
Dogaer, Frank J.                     Lepoint, William R.
Dutka, Gerald L.                     Lindsay, Donald
Dyson, Norman L.                     Lippon, Frank C.
Eakin, Donald R.                     Liu, Dr. Yu Ping
Eckroth Jr., Joseph F.               Llinares, Richard
M.
Ensor, John R.                       Lloyd, Patrick F.
Faeth, George F.                     Lowe, William H.
Farrell, Timothy M.                  Mac Kenzie, Alan
S.
Feldman, Mark                        Major, Michael G.
Fera, Peter                          Marquis, Roland P.
Frankenberger Jr., Charles E.        Mars, Kenneth L.
Freeze, C. Douglas                   Marxen, Frank W.
Freibert, George J.                  Matter, Terrence
K.
Mattern, Richard W.                  Stappaerts, Dr. Eddy
A.
Mc Cabe, John J.                     Stark, John C.
Mc Cabe, John M.                     Stewart, Howard L.
Mc Connell, William                  Stopper, Joseph
P.
Mc Coy, Ira J.                       Sutton, Robert
D.
Mc Kinley Jr., Dr. Howard L.         Swenson Jr., Stanley
R.
Meehan, Robert                       Swift, Malcolm S.
Mennona, Pasquale V.                 Tartas, Theophilios
F.
Mercier, Jean E.                     Taylor, Charles E.
Michaelsen, John D.                  Taylor, Dana H.
Michelon, Lawrence J.                Thomas Jr., Robert W.
Mihelich, Robert B.                  Thompson Jr., John B.
Milburn, Richard A.                  Timmerman, Steven D.
Moghe, Sanjay S.                     Tisone, Patricia A.
Montana, Roy                         Tomita, Charles Y.
Moynes, John F.                      Tomlinson, George F.
Mullan, John H.                      Tomlinson, Thomas W.
Muller, Owen B.                      Tucker, Mark A.
Myers, Steven R.                     Underhill, Richard A.
Newman, Burton A.                    Urbanski, John
Newquist, Lance G.                   Uzemeck, Alec M.
Nool, James C.                       Van Weele, Alan P.
Ober II, William T.                  Vance, Richard M.
Olinger, Eugene                      Weil Jr., David S.
Olson Jr., Jarvis L.                 Weir, Thomas J.
Olson, David H.                      Werkheiser, David
W.
Ostermann, Louis E.                  Wes, James A.
Petty, Raymond                       West, G. Allen
Phillips, Thomas E.                  Wickman, Douglas
V.
Pickett, George E.                   Williams, Charles
T.
Piscitelli, Nataline F.              Williams, Roger B.
Plancon, Paul A.                     Williams, Thomas
L.
Pozza, Scott J.                      Wilson, Patrick J.
Prueter, Michael R.                  Wolff, Georgetta
A.
Quandt, Harry A.                     Wood, Douglas E.
Renshaw, Ramon D.                    Wooler, Dr. Peter
T.
Rhoades, Mark A.                     Yates, Victor J.
Roehrig, Gary P.                     Young, Raymond F.
Romano, Dennis G.                    Zottoli, Robert
Root, Steven J.
Roth, Alan
Sachs, Edward P.
Salmon, Ernest P.
Samford, Lester L.
Sancer, Dr. Maurice I.
Sanford, James L.
Schutte, Robert J.
Serio, Gary F.
Shea, Richard D.
Shelman, Thomas
Siconolfi, Paul R.
Sims, James M.
Sloan, Steven A.
Smith, George W.
Soloway, Richard S.
Sowa, Kurt A.
Sperling, Harris
Spira, Vicki E.
Abbott, Richard I.                   Mc Millan, William
J.
Anderson, Herbert W.                 Mc Niff, Gerald J.
Arthurs, Thomas Desmond              Mendell, Robert W.
Baker, Dr. W. Dean                   Miller, Mark F.
Barry, Patrick E.                    Molleur, Richard R.
Bavitz, Paul                         Montgomery, Monte
D.
Berchtold, Kenneth J.                Movius, Stephen C.
Beroiz, Denny J.                     Mroz, Mitchell D.
Bonkowski, Steven                    Mulderig, Joseph P.
Boyer, Brian E.                      Muller Jr., Charles
F.
Brackney, William O.                 Myers, Albert F.
Braga, Gerald A.                     Myers, Robert G.
Breitfeller, John F.                 Nelson, Robert E.
Broomall, Vernon H.                  Odum, Richard F.
Brown, Gary L.                       Packard, Jan R.
Cantafio, Anthony W.                 Parker, Margo B.
Carrier III, William D.              Parsons, Lawrence D.
Carrier Jr., Louis M.                Peterson, Shirley V.
Cincotta, Eugene A.                  Phillips, John C.
Clark Jr., Martin F.                 Porter, Biggs C.
Coco, Paul J.                        Rheinlander, Thomas
W.
Coles, Robert J.                     Rice, Dr. Dennis K.
Crosby Jr., Ralph D.                 Roche, Dr. James G.
Dandridge, Martin E.                 Ross, David A.
De Iasi, Dr. Richard J.              Rubenstein,
Lawrence
De Stefano, Vincent G.               Rumbaugh, Michael
G.
Diaz, Jorge H.                       Ryder, John V.
Edwards Jr., James J.                Schaum, Craig O.
Elkin, Marvin                        Schwarz, Robert E.
Ficarra, Molly A.                    Seymour, Scott J.
Foley, Edward D.                     Silverstein, Robert
L.
Frankenberg, Henry                   Simpson, John L.
Gibbs Jr., Nelson F.                 Smith Jr., Wylie B.
Grady, Arthur L.                     Snow Jr., Murray
Haise Jr., Fred W.                   Soikkeli, Robert
J.
Hanlon III, Daniel E.                Solberg, Wallace
C.
Hanson, Stanley C.                   St. Germain, Robert
P.
Harris, Clifford P.                  Steele, Stuart A.
Harrison, John E.                    Stevens, Lynn H.
Hateley, J. Michael                  Stout, Wesley R.
Hatten, Donald E.                    Tackabury, Paul D.
Helm, Robert W.                      Terry, William B.
Holcombe, Pierson J.                 Thompson, Fred L.
Hoover, Jim C.                       Vernor, Lawrence
Hutter, Christopher P.               Wachino, William
James, William J.                    Waugh Jr., Richard
B.
Johnson, James C.                    Weiss, Dr. Max T.
Johnson, Nils E.                     Whitehead, Robin S.
Jones Jr., Charles L.                Williams, Gordon L.
Kaufold, Mark A.                     Wilson Jr., Joseph
Kresa, Kent                          Wulf, Robert E.
Kump, Donald H.                      Yslas, Stephen D.
Lawler, William H.                   Zakrzeski, Alexander
Lawson, Anthony E.                   Zehner, Thomas H.
Mayhew, Bruce F.
Mc Cann, James K.
Mc Connell, James A.
Mc Hugh Jr., Marion E.

                      RATE AND PREMIUM SCHEDULE


 Rate per Participant          Policy Limit        No. of
Participants
                            TotaI Premium


          $275.00        $2,000,000.00  213            $  58.575.00
          $450.00        $5,000,000.00  112            $  50,400.00

                                                       $108,975.00

The total premium for this policy is $108,975.00

May 1, 1996

Six Month Update

At six months into the policy period, and at renewaI, the name and address Iisting of participants shouId be updated and furnished to CNA Excess & Select . The appropriate premium adjustment wiII be made annualIy.


Al l other terms and conditions remain unchanged.




                       SERVICE OF SUIT CLAUSE

It is agreed that in the event of the failure of the Company to pay any amount claimed to be due hereunder, the company, at the request of the Named Insured, will submit to the jurisdiction of any court of competent jurisdiction within the United States of America, and will comply with all requirements necessary, to give such court the jurisdiction and all matters arising hereunder shall be determined in accordance with the law and practice of such court.

It is further agreed that service of process in such suit may be made upon Martin Haber, Vice President and General Counsel c/o The Buckeye Union Insurance Company, 180 Maiden Lane, New York, New York 10038 and that in any suit instituted against the Company upon this policy the Company will abide by the final decision of such court or of any appellate court in the event of an appeal.
The above Named is authorized and directed to accept service of process on behalf of the Company in any such suit and/or upon the request of the Named Insured to give a written undertaking to the Named Insured that it will enter a general appearance upon the Company's behalf in the event such a suit shall be instituted. Further, pursuant to any statute of any state, territory, or district of the United States of America, which makes provision therefor, the Company hereby designates the Superintendent, Commissioner or Director of Insurance or other Officer specified for that purpose in the statute or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Named Insured or any beneficiary hereunder arising out of this contract of insurance, and hereby designate the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


             DIRECTORS AND OFFICERS LIABILITY EXCLUSION


As respects "What We Do Not Cover", Exclusion 5, page 2 of 9, is amended to read as follows:


We do not provide coverage for:

5. Personal Injury or Property Damage resulting from any act or failure to act by any Insured as a director or officer of any organization.  FOLLOWING FORM ENDORSEMENT

In considerarion of the premium charged, it is understood and agreed that the coverage under
GPE 002253 will apply in so far as coverage is afforded by primary comprehensive liability insurance.

All other terms and conditions remain unchanged.